EXHIBIT 4.2




                                FORM OF DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                                         ORIGINAL ISSUE DATE: SEPTEMBER 30, 2003

No. [ ]                                                                   $[ ]

                               AROTECH CORPORATION
             8% SECURED CONVERTIBLE DEBENTURE DUE SEPTEMBER 30, 2006

            THIS DEBENTURE is one of a series of duly authorized and issued debentures of AROTECH CORPORATION, a corporation organized under the laws of Delaware (the "COMPANY"), designated as its 8% Secured Convertible Debentures due September 30, 2006 in the aggregate principal amount of up to Eleven Million Dollars ($11,000,000) (collectively, the "DEBENTURES").

         FOR VALUE RECEIVED, the Company promises to pay to the order of [SMITHFIELD FIDUCIARY LLC] or its registered assigns (the "HOLDER") the principal sum of [ ] Dollars ($[ ]) and any additional sums due pursuant to the terms hereof, on September 30, 2006, or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "MATURITY DATE"), and to pay interest to the Holder on the principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions.

         1. Definitions. In addition to the terms defined elsewhere in this Debenture, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement dated as of September 30, 2003 to which the Company and the original Holder are parties (the "PURCHASE Agreement").

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         "AFFILIATE" means any Person that,  directly or indirectly  through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

         "BANKRUPTCY EVENT" means any of the following events: (a) the Company or any subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or Liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary thereof fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

         "BLOOMBERG" means Bloomberg Financial L.P. (or its successor to reporting stock prices).

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

         "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Trading Market, the closing bid price per share of the Common Stock for such date (or the nearest preceding date if there is no such price on such date) on the Trading Market on which the Common Stock is then listed or quoted;
(b) if the Common Stock is not then listed or quoted on an Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date if there is no such price on such date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on an Trading Market or the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets LLC (formerly the National Quotation Bureau Incorporated) (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder.

         "COMMISSION" means the Securities and Exchange Commission.


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         "COMMON  STOCK" means the Company's  Common  Stock,  $.01 par value per share, and stock of any other class into which such shares may be reclassified.

         "COMPANY REDEMPTION PRICE" means the sum of (i) the outstanding principal amount of this Debenture plus (ii) all other amounts, interest and liquidated damages due in respect of this Debentures.

         "CONVERSION DATE" is the date specified in a Conversion Notice to effect conversions of Debentures under Section 5(a), which date may not be prior to (i) January 1, 2004 and (ii) the date the Holder delivers such Conversion Notice. If no Conversion Date is specified in a Conversion Notice, then the Conversion Date for such notice shall be the date that such notice is deemed delivered hereunder.

         "CONVERSION PRICE" means [INSERT IN INITIAL DEBENTURES ONLY: $1.15 (subject to adjustment in accordance with Section 5(d))][INSERT IN ADDITIONAL DEBENTURES ONLY: $1.45 (subject to adjustment in accordance with Section 5(d))].

         "DISTRIBUTION" means, with respect to any Person, the declaration or payment of any dividends by such Person, or the purchase, redemption, retirement or other acquisition for value of any of its capital stock or other equity now or hereafter outstanding, or the making of any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Person, or the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption, retirement or other acquisition of any shares of its capital stock, or the making of any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

         "EFFECTIVE DATE" means the date that the Registration Statement is first declared effective by the Securities and Exchange Commission.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EQUITY CONDITIONS" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder pursuant to an effective registration statement, and the prospectus thereunder is available for use by the Holder to sell such shares, or all such shares may be sold by the Holder without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on a Trading Market and such shares of Common Stock are approved for listing on such Trading Market upon issuance; (iv) such issuance would be permitted in full without violating the rules or regulations of the Trading Market on which such shares are listed or quoted; (v) no Bankruptcy Event has occurred; (vii) the Company is not in default with respect to any obligation hereunder or under any other Transaction Document; or (ix) no Event of Default nor any event that with the passage of time and without being cured would constitute an Event of Default which has occurred and not been cured.


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

         "EVENT OF DEFAULT" means the occurrence of any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) any default in the payment of principal or liquidated damages in respect of any Debentures, as and when the same becomes due and payable (whether by acceleration or otherwise) or any default in the payment of interest in respect of any Debentures, within five Trading Days of when the same becomes due and payable;

                  (ii) the Company or any Subsidiary defaults in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness, whether such Indebtedness now exists or is hereafter created, and such default results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (iii) a Bankruptcy Event;

                  (iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Trading Day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of Debentures in accordance with the terms hereof;

                  (v) the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within seven days after notice therefor is delivered hereunder or shall fail to pay any liquidated damages due pursuant to the Transaction Documents within seven days of the date of the request for such payment;

                  (vi) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

                  (vii) a Fundamental Transaction with respect to the Company or its subsidiaries;

                  (viii) the Registration Statement shall not have been declared effective by the Commission on or prior to the 120th day after the Original Issue Date;

                  (ix) during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement, in either case, for more than five consecutive Trading Days or an aggregate of eight Trading Days (which need not be consecutive Trading Days);


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

                  (x) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of ten days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of a Registration Statement to be declared effective by the Commission on or prior to the 120th day after the Original Issue Date, which shall be covered by clause (viii) above);

                  (xi) the Company defaults in the timely performance of any other obligation under the Transaction Documents (including, without limitation, any of the Security Agreements and pursuant to Sections 2.2(c) and 2.2(d) of the Purchase Agreement) and such default continues uncured for a period of five Trading Days after the date on which written notice of such default is first given to the Company by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within five Trading Days or for defaults pursuant to Section 2.2(c) of the Purchase Agreement); and

                  (xii) the Company or any Subsidiary takes (or agrees to take) any Restricted Action in violation of this Debenture.

         "FUNDAMENTAL TRANSACTION" means any (i) merger or consolidation of the Company with or into another Person, (ii) any sale of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

         "INDEBTEDNESS" shall mean the principal amount of, premium, if any, profit participation, if any, and accrued and unpaid interest on and all other amounts and costs payable in respect of (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner, or in effect guaranteed, directly or indirectly, in any manner through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by the Company; (d) all indebtedness of such person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by the Company even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of a default may be limited to repossession or sale of such property; and (e) renewals, extensions and refundings of any such indebtedness.

         "INITIAL ISSUANCE DATE" means September 30, 2003.


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         "INTEREST  PAYMENT DATE" means each of March 31, June 30,  September 30 and December 31, except if such date is not a Trading Day, in which case such Interest Payment Date shall be the next succeeding Trading Day.
         "INTEREST SHARES" means shares of Common Stock issued or issuable in payment of accrued interest under Section 2.

         "LIEN" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "LIQUIDATION" means for any Person, any liquidation, dissolution or winding-up of such Person, whether voluntary or involuntary, by operation or law or otherwise.

         "MANDATORY PREPAYMENT AMOUNT" for any Debentures shall equal the sum of: (i) the greater of (A) the principal amount of Debentures to be prepaid and, if applicable, the Reinstated Principal (to the extent the Holder returns the Underlying Shares subject to such Reinstated Principal), plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid and, if applicable, the Reinstated Principal (to the extent the Holder returns the Underlying Shares subject to such Reinstated Principal), plus all accrued and unpaid interest thereon, divided by the Conversion Price on the Trading Day immediately preceding (x) the date of the Event of Default or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date of the Event of Default or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

         "ORIGINAL ISSUE DATE" means the date of the first issuance of this Debenture regardless of the number of transfers of any particular Debenture and regardless of the number of certificates which may be issued to evidence such Debenture.

         "OUTSTANDING DEBENTURES" means the Company's outstanding 9% Secured Convertible Debentures due June 30, 2005.

         "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened concerning the interpretation, enforcement or defense of any transaction contemplated by any Transaction Document (whether brought against a party hereto or such parties affiliates, directors, officers, employees or agents).

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible, of the Company or any of its subsidiaries, now or hereinafter acquired.


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

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Initial Issuance Date, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

         "REGISTRATION STATEMENT" means a registration statement meeting the requirements of the Registration Rights Agreement and covering the resale of, among other things, all Underlying Shares by the Holders, who shall be named as "selling stockholders" thereunder.

         "REINSTATED PRINCIPAL" means the principal amount of Debentures converted during the ten Trading Days preceding the delivery of an Event of Default Notice, for which the Company issued or was obligated to issue Underlying Shares to the Holder.

         "RESTRICTED ACTIONS" means the taking by Company or any of its subsidiaries of any of the following actions:

                  (i) create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness reflected in the Company's most recent quarterly financial statement that has been filed with the Commission prior to the Initial Issuance Date or Indebtedness incurred in the ordinary course of business consistent with past practice and not in excess of $100,000; provided, however, that EF Battery Corporation, a Subsidiary of the Company, may incur Indebtedness in an amount not to exceed $1,000,000 in the aggregate to be used solely in connection with the operation of the zinc air battery business, which amount will be only secured by the assets of EF Battery Corporation;

                  (ii) create, incur, assume or suffer to exist any guaranty, provided, that the Company may suffer to exist any existing guaranties for obligations of Subsidiaries that it had entered into in the ordinary course of business consistent with past practice;

                  (iii) create, incur, assume or suffer to exist any Lien, upon or with respect to any interest in Property, except for Liens disclosed in the Purchase Agreement or for Liens pursuant to the Debentures, or the Outstanding Debentures or for Liens incurred in connection with the settlement with Yehuda Harats regarding assets of Electric Fuel (E.F.L.) Ltd.;

                  (iv) create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any Property, except leases existing on the Initial Issuance Date, and any extensions, supplements or renewals thereof;

                  (v) make any loan or advance to any Person or any purchase or other acquisition of any capital stock, assets, obligations or other securities of any Person, or any capital contribution to, investment in, or other acquisition of any interest in, any Person;

                  (vi) make any Distribution, except that any Subsidiary may make Distributions to the Company;

                  (vii) make any capital expenditures, in any single or a series of related transactions, during any year, exceeding $150,000;


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                  (viii) sell, lease,  assign,  transfer or otherwise dispose of any  of its  now  owned  or  hereafter  acquired  Property  (including,  without
limitation,  shares  of  stock  and  Indebtedness,   receivables  and  leasehold
interests), except in the ordinary course of business consistent with past practices;

                  (ix) sell, lease, assign or otherwise dispose of any Property to any Affiliate; (a) merge into or consolidate with or purchase or acquire Property from any Affiliate; or (b) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guaranties and assumption of obligations of any Affiliate); provided that; any Affiliate who is an individual may serve as a director, officer or employee of the Company or any subsidiary thereof and receive reasonable compensation for his or her services in such capacity;

                  (x) merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing);

                  (xi) take any action that would permit the sale, lease, assignment, transfer or other disposition by MDT Armor Corporation of any of its assets other than in the ordinary course of business;

                  (xii)   take  any  action  or   otherwise   allow  EF  Battery
Corporation to conduct Acquisitions (as defined in the Security Agreement) for an amount in excess of $1,000,000 in the aggregate; or

                  (xiii) enter into any agreement with respect to any of the foregoing provisions (i) through (xii).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY AGREEMENTS" means (i) the Security Agreement (as defined in the Purchase Agreement) and (ii) the Intellectual Property Security Agreement (as defined in the Purchase Agreement).

         "TRADING DAY" means (i) a day on which the Common Stock is traded on an Trading Market, or (ii) if the Common Stock is not listed on an Trading Market, a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.


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         "TRADING  MARKET" means whichever of the New York Stock  Exchange,  the
American Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap Market on which the Common Stock is then listed or quoted on the date in question.

         "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

         "UNDERLYING SHARES" means, collectively, the Common Stock issuable upon conversion of this Debenture and the Interest Shares in accordance with the terms hereof.

         "VWAP" means, with respect to any date of determination, the daily volume weighted average price (as reported by Bloomberg using the VAP function) of the Common Stock on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price on the date nearest preceding such date.

         2. Interest.

                  (a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture (including any interest added to such principal in accordance with this Section
2) at the rate of 8% per annum, payable in arrears on each Interest Payment Date and on the Maturity Date. Interest shall be payable on each Interest Payment Date, to the Holder, in cash or, at the option of the Company, in shares of Common Stock (the "INTEREST SHARES") provided that the interest which accrued during any period shall be payable in Interest Shares if, and only if, the Company delivers written notice of such election ("INTEREST ELECTION NOTICE") to the Holder at least 10 Trading Days prior to the Interest Payment Date (each, an "INTEREST ELECTION DATE"). Interest to be paid on an Interest Payment Date in Interest Shares shall be paid in a number of Interest Shares equal to the quotient obtained by dividing the amount of such interest by 90% of the arithmetic average of the VWAP for each of the five (5) Trading Days immediately preceding (but not including) the Interest Payment Date. Interest shall be calculated on the basis of a 360 day year and shall accrue daily commencing on the Original Issue Date (regardless of the number of transfers of the Debentures). If any Interest Shares are to be paid on an Interest Payment Date, then the Company shall (X) issue and deliver on the applicable Interest Payment Date, to such address as specified by the Holder in writing to the Company at least two Business Days prior to the applicable Interest Payment Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled, or (Y) provided that the Company's transfer agent (the "TRANSFER AGENT") is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and such Interest Shares do not require the placement of any legends restricting transfer of such Interest Shares, upon the request of the Holder, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission System. Notwithstanding the foregoing, the Company shall not be entitled to pay interest in Interest Shares and shall be required to pay such interest in cash on the applicable Interest Payment Date if (w) the Equity Conditions are not satisfied with respect to the Interest Shares on each day during the period beginning on the applicable Interest Election Date and ending on and including the applicable Interest Payment Date, or (y) the Company has not obtained the Stockholder Approval (as defined in the Purchase Agreement) prior to the Interest Election Date. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Interest Shares.

                  (b) If the Company fails for any reason to pay interest on the Interest Payment Date, the Holder may (but shall not be required to) treat such interest as if it had been added to the principal amount of this Debenture as of such Interest Payment Date.

                  (c) Any interest to be paid hereunder that is not paid on the Interest Payment Date and not added to the principal amount of the Debenture shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 12% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the date such interest is due hereunder through and including the date of payment).

         3. Registration of Debentures. The Company shall register the Debentures upon records to be maintained by the Company for that purpose (the "DEBENTURE REGISTER") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Debenture as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary.

         4. Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Debenture in the Debenture Register upon surrender of this Debenture to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new debenture, in substantially the form of this Debenture (any such new debenture, a "NEW DEBENTURE"), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Debenture. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. Transfers of this Debenture and the Underlying Shares are governed by
Section 4.1 of the Purchase Agreement.

         5. Conversion.

                  (a) At the Option of the Holder. All or any portion of the principal amount of this Debenture then outstanding (together with all accrued but unpaid interest thereon) shall be convertible into Common Stock (subject to the limitations set forth in Section 5(b)), at the option of the Holder, at any time and from time to time from and after the January 1, 2004. Holders shall effect conversions under this Section 5(a) by delivering the Company with a written notice in the form attached hereto as Exhibit A (a "CONVERSION NOTICE") together with a schedule in the form of Schedule 1 attached hereto (the "CONVERSION SCHEDULE"). The number of Underlying Shares issuable upon any conversion hereunder shall (subject to the limitations of Section 5(b)) equal the outstanding principal amount of this Debenture (plus all accrued but unpaid interest thereon) to be converted divided by the Conversion Price.

                  (b) Certain Conversion Restrictions.

                      (i) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Debentures (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of shares of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of the principal amount of this Debenture beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes, convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be determined in accordance with
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein.

                      (ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Debenture if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Debentures without breaching the Company's obligations under the rules or regulations of the Trading Market (the "EXCHANGE CAP"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Trading Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or written opinion is obtained, no purchaser of the Debentures pursuant to the Purchase Agreement (the "PURCHASERS") shall be issued, upon conversion of Debentures, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Debentures issued to such Purchaser pursuant to the Purchase Agreement on the Initial Issuance Date and the denominator of which is the aggregate principal amount of all Debentures issued to the Purchasers pursuant to the Purchase Agreement on the Initial Issuance Date (with respect to each Purchaser, the "EXCHANGE CAP ALLOCATION"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Debentures, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Debentures shall convert all of such holder's Debentures into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Debentures on a pro rata basis in proportion to the aggregate principal amount of the Debentures then held by each such holder.

                  (c) Mechanics of Conversion.

                      (i) By the third Trading Day after each Conversion Date, the Company shall issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion which, unless required by the Purchase Agreement, shall be free of all restrictive legends. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become the holder of record of such Underlying Shares as of the Conversion Date. If the Company's transfer agent is eligible to participate in The Depositary Trust Company DWAC system and no legends are required to be included on the certificates representing Underlying Shares pursuant to the Purchase Agreement, the Company shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions.

                      (ii) To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture unless the aggregate principal amount represented by such Debenture is being converted, in which event, the Holder shall deliver such Debenture promptly to the Company (it being understood that such delivery is not a condition precedent to the Company's obligations to deliver Underlying Shares upon such conversion). Conversions hereunder shall have the effect of lowering the outstanding principal amount represented by such Debenture in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule attached as Schedule I, which will be maintained by the Company and the Holder.

                      (iii) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

                      (iv) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such conversion.

                      (v) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to this Section 5(c), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall: (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the aggregate number of Underlying Shares that the Company was required to deliver to the Holder in connection with the conversion at issue by (2) the Closing Price at the time of the obligation giving rise to such purchase obligation and (B) at the option of the Holder, either reinstate the principal amount of Debentures and equivalent number of Underlying Shares for which such conversion was not timely honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with a market price on the date of conversion totaling $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (d) Adjustments to Conversion Price. The Conversion Price in effect from time to time shall be subject to adjustment in accordance with this
Section 5(d):

                      (i) Stock Dividends and Splits. If the Company, at any time while any Debentures are outstanding, (i) pays a stock dividend on its shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or
(iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

                      (ii) Additional Distributions. If the Company, at any time while any Debentures are outstanding, shall distribute to all holders of shares of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which the principal amount of Debentures shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                      (iii) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                      (iv) Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to the terms hereof the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (e) Certain Fundamental Transactions. In case of any Fundamental Transaction, a Holder shall have the right to do any of the following: (1) convert its Debentures into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of shares of Common Stock following such Fundamental Transaction and such Holder shall be entitled upon such Fundamental Transaction to receive such amount of securities, cash and property as the shares of Common Stock into which such Debentures could have been converted immediately prior to such Fundamental Transaction would have been entitled, or (2)(x) require the surviving entity to issue debentures in such principal amount equal to the principal amount of the Debentures held by such Holder prior to such Fundamental Transaction, plus all other amounts owing thereon, which newly issued debentures shall have identical terms to the terms of the Debentures and shall be entitled to all of the rights and privileges of a Holder set forth herein and the agreements pursuant to which the prepayment was issued, and (y) simultaneously with the issuance of such convertible debentures shall have the right to convert such shares only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of shares of Common Stock following such Fundamental Transaction (the conversion price applicable for the newly issued convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such Fundamental Transaction and the Conversion Price stated herein) or (3) at the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall either pay to the Holder the greater of (A) the outstanding principal amount of the Debentures held by such Holder plus all accrued and unpaid interest thereon, and (B) the principal amount of the Debenture held by such Holder, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the Trading Day immediately preceding (x) the date of prior to such Fundamental Transaction or (y) the date the amount set forth in this section is paid in full, whichever is less, multiplied by the Closing Price on (x) the date of the Fundamental Transaction or (y) the date the amount set forth in this section is paid in full, whichever is greater. Any Fundamental Transaction shall include such terms so as continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such Fundamental Transactions. The rights set forth herein shall not alter the rights of a Holder set forth elsewhere in this Debenture; provided, that a Holder may only exercise the rights set forth herein with respect to a single event giving rise to such rights.

                  (f) Reclassifications; Share Exchanges. In case of any reclassification of the shares of Common Stock, or any compulsory share exchange pursuant to which the shares of Common Stock are converted into other securities, cash or property, the Holders of the Debentures then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of shares of Common Stock following such reclassification or share exchange, and the Holders shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Debentures could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

                  (g) Notice of Corporate Events. If (a) the Company shall declare a dividend (or any other distribution) on the Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any Fundamental Transaction, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall file a press release or Current Report on Form 8-K to disclose such occurrence and notify the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon any such Fundamental Transaction.

                  (h) Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than  such  number  of shares  of  Common  Stock as shall be  issuable  upon the conversion of all outstanding principal amount of Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized and issued and fully paid and nonassessable.

                  (i) Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price on the applicable Conversion Date. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Company shall pay an amount in cash equal to the Conversion Price multiplied by such fraction.

                  (j) Stamp Taxes. The issuance of certificates for Common Stock on conversion of principal amount of this Debenture shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted.

                  (k) Notices. Any and all notices or other communications or deliveries to be provided by the Holders, including, without limitation, any Holder Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Company addressed to Arotech Corporation, 632 Broadway, Suite 1200, New York, NY 10012, fax: (646) 654-2187, with a copy to Electric Fuel (E.F.L.) Ltd., One HaSolela Street, POB 641, Western Industrial Park, Beit Shemesh 99000, Israel, Facsimile
No.: 011-972-2-990-6688, Attn.: General Counsel, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time)(with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         [INSERT IN ADDITIONAL DEBENTURES ONLY: (l) This Debenture Deemed Outstanding. If during the period beginning on and including the Initial Issuance Date and ending on the date immediately preceding the Original Issue Date, the Company entered into, or in accordance with this Section 5 would have been deemed to have entered into (had this Debenture been outstanding at such time), any of the events set forth in this Section 5, then solely for purposes of determining any adjustment or rights under this Section 5 as a result of such event or deemed event, this Debenture shall be deemed to have been outstanding at the time of each such event or deemed event.]

         6. Prepayment.

                  (a) Upon Event of Default. Upon the occurrence of a Event of Default, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, and by delivery of a written notice to the Company to require the Company (an "EVENT OF DEFAULT NOTICE") to prepay all or a portion of the Debentures then held by such Holder and, at the option of the Holder, all or a portion of the Reinstated Principal, for an amount, in cash, equal to the Mandatory Prepayment Amount. The Mandatory Prepayment Amount shall be due and payable within five Trading Days of the date of the Event of Default Notice. For purposes of this Section, any principal amount of Debentures shall be deemed to be outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof. Notwithstanding anything herein to the contrary, upon the occurrence of a Bankruptcy Event, all outstanding principal and accrued but unpaid interest on this Debenture shall immediately become due and payable in full in cash, without any further action by the Holder, and the Company shall immediately be obligated to pay the Mandatory Prepayment Amount pursuant to this paragraph as if the Holder had delivered a Event of Default Notice immediately prior to the occurrence of any such Event of Default. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  (b) At Company's Option. At any time after the date which is 15 months after the applicable Effective Date, the Company may deliver a notice to the Holder (an "OPTIONAL PREPAYMENT NOTICE" and the date such notice is received by the Holder, the "OPTIONAL PREPAYMENT NOTICE DATE") of its irrevocable election to prepay all, or any portion, of the then aggregate amount outstanding under this Debenture (such elected prepayment amount, the "PREPAYMENT AMOUNT"), for an amount, in cash, equal to the Company Redemption Price. The Company Redemption Price payable pursuant to this Section 6(b) is due in full on the tenth Trading Day following the Optional Prepayment Notice Date (the "OPTIONAL PREPAYMENT DATE"). The Company may only deliver an Optional Prepayment Notice, and the optional prepayment thereunder may only occur on the Optional Prepayment Date, if each of the following shall be true: (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices prior to the Optional Prepayment Notice Date and the Optional Prepayment Date, (ii) the Equity Conditions shall have been satisfied at all times from the Optional Prepayment Notice Date to the Optional Prepayment Date, and (iii) prior to the Optional Prepayment Notice Date (A) the VWAP shall equal or exceed $1.75/1/ (subject to adjustment for any stock dividend, stock split, stock combination or other similar transaction which occur after the Initial Issuance Date) for twenty (20) trading days in any thirty (30) consecutive trading period occurring after the fifteen month anniversary of the applicable Effective Date, (B) the


--------
/1/   In the case of Additional Debentures, $1.95.

volume in number of shares traded on fifteen (15) trading days out of such twenty (20) trading period referred to in Clause (A) is greater than 250,000 (excluding block trades of 20,000 shares or more), and (C) during such twenty
(20) days the applicable Registration Statement shall have been effective at all times and there shall not have been any Event of Defaults. If any of the foregoing conditions shall cease to be satisfied at any time during the required period, or if the Company shall fail to pay the Company Redemption Price in full on the Optional Prepayment Date, then the Optional Prepayment Notice shall be null and void, ab initio, and the Company may not deliver any subsequent Optional Prepayment Notices. The Holder may convert any portion of this Debenture prior to the Optional Prepayment Date. The Company covenants and agrees that it will honor all Conversion Notices tendered from the time of delivery of the Optional Prepayment Notice through the Optional Prepayment Date.

                  (c) Pro Rata Prepayment Requirement. If the Company elects to cause a prepayment of all or any portion of this Debenture pursuant to Section 6(b), then it must simultaneously take the similar action with respect to all Debentures and the Prepayment Amount for each holder of Debentures must be equal to such holder's Prepayment Allocation Percentage multiplied by the aggregate of all Prepayment Amounts which the Company elects to prepay pursuant to Section 6(b) of all Debentures. The "PREPAYMENT ALLOCATION PERCENTAGE" for any holder of Debentures shall mean a fraction, the numerator of which is the principal amount of the Debentures initially purchased by such holder on the Initial Issuance Date and the denominator of which is the sum of the aggregate principal amount of all Debentures purchased by all holders on the Initial Issuance Date. In the event that the initial holder of any Debentures shall sell or otherwise transfer any of such holder's Debentures, the transferee shall be allocated a pro rata portion of such holder's Prepayment Allocation Percentage. The Optional Prepayment Notice shall state (I) the aggregate Prepayment Amounts of all Debentures which the Company has elected to prepay from all of the holders of the Debentures pursuant to Section 6(b) and (II) each holder's Prepayment Amount that the Company has elected to prepay pursuant to Section 6(b).

         7. Ranking. This Debenture ranks junior to the Outstanding Debentures and pari passu to all other Debentures now or hereafter issued pursuant to the Transaction Documents. Other than as set forth in Section 8, no Indebtedness of the Company is senior to this Debenture in right of payment, whether with respect of interest, damages or upon Liquidation or dissolution or otherwise.

         8. Secured Obligations. The payment obligations under this Debenture are secured pursuant to the Security Agreements. This Debenture will be secured by (i) a first priority, perfected security interest in the stock of MDT Armor Corporation and any future assets acquired by or on behalf of the Company in an Acquisition (as defined in the Security Agreements), (ii) a second priority security interest in the assets of IES Interactive Training, Inc. and stock of other subsidiaries directly or indirectly owned by the Company (other than that of IES Interactive Training, Inc. and M.D.T. Protective Industries Ltd.), subordinate only to the security interest in favor of the holders of Outstanding Debentures and (iii) a third priority security interest in the stock of M.D.T. Protective Industries Ltd., IES Interactive Training, Inc. and I.E.S. Defense Services, Inc., subordinate only to the security interest in favor of the holders of Outstanding Debentures and the security interest in favor IES Electronics pursuant to the IES Security Agreement.

         9. Restricted Actions. The Company shall not and shall not permit any of its Subsidiaries to take any Restricted Action without the prior written consent of the holders of the Debentures.

         10. Miscellaneous.

                  (a) This Debenture shall be binding on the Company and its successors and assigns and inure to the benefit of the Holder hereto and its respective successors and assigns. This Debenture may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) Nothing in this Debenture shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause under this Debenture.

                  (c) All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all Proceedings shall be commenced exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for any proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or that a New York Court is an inconvenient forum for such Proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Proceeding. If either party shall commence a Proceeding, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                  (d) The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

                  (e) In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

                  (f) No provision of this Debenture may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                  (g) If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

                  (h) Except pursuant to the terms of this Debenture, the outstanding principal amount and interest under this Debenture may not be prepaid by the Company without the prior written consent of the Holder.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the Original Issue Date.

                                    AROTECH CORPORATION


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A

                               AROTECH CORPORATION
                                CONVERSION NOTICE

 TO BE EXECUTED BY THE REGISTERED HOLDER TO CONVERT THIS NOTE INTO COMMON STOCK

         Reference is made to the 8% Secured Convertible Debenture (the "DEBENTURE") issued to the undersigned by Arotech Corporation (the "COMPANY"). In accordance with and pursuant to the Debenture, the undersigned hereby elects to convert the principal of the Debenture indicated below into shares of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") as of the date specified below.

         Date of Conversion:
                            ----------------------------------------------------

         Aggregate Principal Amount to be converted:

Please confirm the following information:

         Conversion Price:
                          ------------------------------------------------------

         Number of shares of Company Common Stock to be issued:

Please issue the Company Common Stock into which the Note is being converted in the following name and to the following address:

         Issue to:
                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


         Facsimile Number:
                          ------------------------------------------------------

         Authorization:
                       ---------------------------------------------------------

                  By:
                       ---------------------------------------------------------
                                                              Title:
                                                                      ----------

Dated:
      --------------------------------------------------------------------------

         Account Number:
                        --------------------------------------------------------
           (if electronic book entry transfer)

         Transaction Code Number:
                                 -----------------------------------------------
           (if electronic book entry transfer)

                                   SCHEDULE 1

                               CONVERSION SCHEDULE

         8% Secured Convertible Debenture, due September 30, 2006, in the aggregate principal amount of $_______ issued by Arotech Corporation. This Conversion Schedule reflects conversions made under the above referenced Debenture.

         Dated: September 30, 2003

---------------------------- ---------------------------- --------------------- ---------------------- --------------------
Date of Conversion           Amount of Conversion         Aggregate Principal   Applicable             Mandatory
                                                          Amount Remaining      Conversion Price       Prepayment Amount
                                                          Subsequent to
                                                          Conversion
---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------

---------------------------- ---------------------------- --------------------- ---------------------- --------------------